QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

NEWS RELEASE

HOLLYWOOD ENTERTAINMENT ANNOUNCES
RESULTS FOR THE FOURTH QUARTER OF 2001

PORTLAND, OREGON – February 19, 2002 – Hollywood Entertainment Corporation (Nasdaq:HLYW), owner of the Hollywood Video chain of over 1800 video superstores, today announced adjusted diluted earnings per share of $0.32 for the fourth quarter ended December 31, 2001, exceeding the previously announced range for adjusted diluted earnings per share of $0.26 to $0.28.

The company reported consolidated revenue of $367.3 million for the fourth quarter ended December 31, 2001. Comparable store sales increased 11% for the fourth quarter. Income before taxes was $36.9 million in the fourth quarter ended December 31, 2001, and diluted earnings per share for the quarter were $1.35.

The company's net income for the fourth quarter benefited from the reversal of accruals for planned store closures and accruals for restructuring charges associated with the discontinuation of the Reel.com operations. The reversal of these accruals increased income before taxes by $7.0 million. As a result of our fourth quarter earnings performance, net income for the quarter benefited by the recognition of deferred tax assets, primarily net operating loss carry forwards, in the amount of approximately $14.5 million, for which the tax benefit was previously unrecognized. In addition, during the fourth quarter, the company recognized additional deferred tax assets which were previously unrecognized in the amount of $38.3 million based upon the company's 2001 earnings performance and its outlook for 2002. Adjusting net income to exclude these items and to give effect to an assumed normalized effective tax rate, adjusted net income for the quarter was $17.8 million or $0.32 per diluted share. The company's adjusted EBITDA for the fourth quarter was $43.7 million.

The company reported consolidated revenue of $1.380 billion for the year ended December 31, 2001. Comparable store sales increased 6% for the year. Income before taxes was $63.1 million for the year ended December 31, 2001, and diluted earnings per share for the year were $1.90. Adjusting net income to exclude the items discussed above, and to give effect to an assumed normalized effective tax rate, adjusted net income for the year was $33.4 million or $0.63 per diluted share. The company's adjusted EBITDA for the year was $194.7 million.

With respect to sales guidance for 2002, the company expects to achieve comparable store sales increases of at least 3% in the first, second, third and fourth quarters of the year.

Please see the attachments to this press release for additional information regarding the adjusted financial data referred to above.

Hollywood Entertainment Corporation will hold a conference call Wednesday, February 20 at 10am Eastern Standard Time. The call may be accessed at (630) 395-2173 and reference the passcode HOLLYWOOD. A replay of the conference call can be accessed at (402) 220-3501, immediately following the call and continuing through March 20, 2002.

The call may also be accessed from the home page of Hollywood's web site at www.hollywoodvideo.com or www.streetevents.com. The conference call will be archived on the Investor Relations section of the web site through March 20, 2002.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the company believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, it can give no assurance that they will prove to be accurate. Actual results could vary materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from the company's expectations include the level of demand for movie and video game rentals and purchases, the effects of competition and changing technologies, the timing, availability and cost to the company of newly-released movies and video games, weather, general economic and market conditions, and factors disclosed under the captions "Forward-looking statements" and "Risk factors" in our Registration Statement on Form S-3 (File No. 333-74802) and in the other statements and reports that we have filed with the Securities and Exchange Commission

#        #        #

INVESTOR CONTACT:    Jim Marcum – Chief Financial Officer (503) 570-3150

HOLLYWOOD ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2001	2000
Revenue:
Rental revenue	$288,561	$274,595
Product sales	78,711	57,152

	367,272	331,747

Cost of revenue:
Cost of rental	80,426	327,293
Cost of product	58,468	56,327

	138,894	383,620

Gross Margin	228,378	(51,873)
Operating costs and expenses:
Operating and selling	158,440	232,746
General and administrative	25,601	55,812
Restructuring charge for closure of internet business	(3,256)	(1,686)
Restructuring charge for store closure	(3,778)	16,859
Amortization of intangibles	1,277	31,817

	178,284	335,548

Income (loss) from operations	50,094	(387,421)
Nonoperating income (expense):
Interest income	99	33
Interest expense	(13,285)	(15,410)

Income (loss) before income taxes	36,908	(402,798)
(Provision for) benefit from income taxes	37,823	(52,751)

Net income (loss)	$74,731	$(455,549)

Net income (loss) per share:
Basic	$1.51	$(9.85)
Diluted	$1.35	$(9.85)

Weighted average shares outstanding:
Basic	49,383	46,245
Diluted	55,511	46,245

Other financial and operating data:
Adjusted income (loss) before income taxes (1)	$29,874
Adjusted net income (loss) (2)	$17,775
Adjusted net income (loss) per diluted share	$0.32
Adjusted EBITDA (3)	$43,738
Stores opened	—	24
Stores closed	8	1
Weighted average stores	1,806	1,813

(1)
Adjusted income (loss) before income taxes reflects income (loss) before taxes excluding the reversal of the restructuring charges for Reel.com and planned store closures of $7.0 million.
(2)
Adjusted net income (loss) reflects adjusted net income (loss) before income taxes less an assumed normailzed effective tax rate of 40.5%.
(3)
Adjusted EBITDA represents income from operations of $50,094, less the reversal of the restructuring charges of $7,034, plus depreciation and amortization of $61,257, plus non-cash expenses of $26,170, minus the cost of replenishing new release rental inventory of $86,749 which is capitalized.

HOLLYWOOD ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Twelve Months Ended December 31, 2001	Twelve Months Ended December 31, 2000
	Hollywood	Hollywood	Reel.com	Total
Revenue:
Rental revenue	$1,140,730	$1,070,554	$470	$1,071,024
Product sales	238,773	199,403	25,810	225,213

	1,379,503	1,269,957	26,280	1,296,237

Cost of revenue:
Cost of rental	375,014	580,708	141	580,849
Cost of product	169,463	159,288	45,113	204,401

	544,477	739,996	45,254	785,250

Gross Margin	835,026	529,961	(18,974)	510,987
Operating costs and expenses:
Operating and selling	621,343	685,986	27,445	713,431
General and administrative	96,382	105,103	5,139	110,242
Restructuring charge for closure of internet business	(3,256)	—	46,862	46,862
Restructuring charge for store closure	(3,778)	16,859	—	16,859
Amortization of intangibles	5,058	37,251	22,663	59,914

	715,749	845,199	102,109	947,308

Income (loss) from operations	119,277	(315,238)	(121,083)	(436,321)
Nonoperating income (expense):
Interest income	417	175	—	175

Interest expense	(56,546)	(58,036)	(4,266)	(62,302)

Income (loss) before income taxes	63,148	(373,099)	(125,349)	(498,448)
(Provision for) benefit from income taxes	37,268	(20,562)	(11,030)	(31,592)

Net income (loss)	$100,416	$(393,661)	$(136,379)	$(530,040)

Net income (loss) per share:
Basic	$2.05			$(11.48)
Diluted	$1.90			$(11.48)

Weighted average shares outstanding:
Basic	49,101			46,151
Diluted	52,880			46,151

Other financial and operating data:
Adjusted income (loss) before income taxes (1)	$56,114
Adjusted net income (loss) (2)	$33,388
Adjusted net income (loss) per diluted share	$0.63
Adjusted EBITDA (3)	$194,728
Stores opened	6	208
Stores closed	23	5
Weighted average stores	1,813	1,751

(1)
Adjusted income (loss) before income taxes reflects income (loss) before taxes excluding the reversal of the restructuring charges for Reel.com and planned store closures of $7.0 million.
(2)
Adjusted net income (loss) reflects adjusted net income (loss) before income taxes less an assumed normailzed effective tax rate of 40.5%.
(3)
Adjusted EBITDA represents income from operations of $119,277, less the reversal of the restructuring charegs of $7,034, plus depreciation and amortization of $247,176, plus non-cash expenses of $88,058, minus the cost of replenishing new release rental inventory of $252,749 which is capitalized.

HOLLYWOOD ENTERTAINMENT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31, 2001	December 31, 2000
ASSETS
Current assets:
Cash and cash equivalents	$38,810	$3,268
Receivables	29,056	23,830
Merchandise inventories	61,585	54,201
Prepaid expenses and other current assets	10,863	10,099

Total current assets	140,314	91,398
Rental inventory, net	191,016	168,462
Property and equipment, net	270,586	323,666
Goodwill, net	64,934	69,616
Deferred income tax asset	63,882	—
Other assets, net	13,298	11,972

	$744,030	$665,114

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term obligations	$111,914	$261,164
Accounts payable	167,479	200,358
Accrued expenses	112,799	114,633
Accrued interest	13,712	11,817
Income taxes payable	5,266	4,844

Total current liabilities	411,170	592,816
Long-term obligations, less current portion	402,088	275,237
Other liabilities	44,326	19,438

	857,584	887,491

Shareholders' deficit:
Preferred stock, 25,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, 100,000,000 shares authorized; and 49,428,763 and 46,247,599 shares issued and outstanding, respectively	375,503	365,441
Unearned compensation	(1,655)	—
Accumulated deficit	(487,402)	(587,818)

Total shareholders' deficit	(113,554)	(222,377)

	$744,030	$665,114

HOLLYWOOD ENTERTAINMENT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)

	Twelve Months Ended December 31,
	2001	2000
Operating activities:
Net income (loss)	$100,416	$(530,040)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	247,176	277,163
Amortization charge for change in estimate on rental inventory	—	164,306
Impairment of long-lived assets	—	74,305
Amortization of deferred financing costs	3,715	2,665
Net asset write down for closure of internet business	—	40,087
Net asset write down for store closure	—	9,516
Loss on other asset dispositions	—	10,292
Tax impact of exercise of stock options	(61)	63
Change in deferred rent	(598)	1,993
Change in deferred income taxes	(38,396)	25,805
Non-cash stock compensation	7,371	—
Net change in operating assets and liabilities:
Receivables	(5,226)	18,680
Merchandise inventories	(7,384)	16,718
Accounts payable	(32,879)	79,378
Accrued interest	1,895	(48)
Other current assets and liabilities	(2,236)	57,988

Cash provided by operating activities	273,793	248,871

Investing activities:
Purchases of rental inventory, net	(202,790)	(176,753)
Purchases of property and equipment, net	(8,802)	(77,639)
Increase in intangibles and other assets	(5,357)	(1,430)

Cash used in investing activities	(216,949)	(255,822)

Financing activities:
Issuance of long-term obligations	—	12,511
Repayments of long-term obligations	(17,399)	(15,016)
Proceeds from exercise of stock options	1,097	783
Increase (decrease) in revolving loan, net	(5,000)	5,000

Cash (used in) provided by financing activities	(21,302)	3,278

Increase in cash and cash equivalents	35,542	(3,673)
Cash and cash equivalents at beginning of year	3,268	6,941

Cash and cash equivalents at the end of the year	$38,810	$3,268

Non-cash financing activities
Issuance of common stock as part of legal settlement	$—	$2,288

QuickLinks

  Exhibit 99.1
HOLLYWOOD ENTERTAINMENT CORPORATION CONSOLIDATED BALANCE SHEETS (In thousands, except share amounts)
HOLLYWOOD ENTERTAINMENT CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands)